Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

David Keenan

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17th July 2023

Re: Employment Contract dated 25th February 2022 between David Keenan and Amarin Pharmaceuticals Ireland Limited (the “Employment Agreement”)

Dear David,

I refer to the above Employment Agreement and write to inform you of the following proposed amendments:

1.
Title: Executive Vice President, Technical Operations & President of Europe
2.
Salary: €450,000
3.
Reporting to [Patrick Holt, President & Chief Executive Officer]

4.
Provided you enter into a customary Release and Agreement, as of the Effective Date you will be entitled to all severance and Change of Control benefits applicable to an Executive Vice President who is an Eligible Executive under Amarin Corporation plc’s Executive Severance and Change of Control Plan dated 28th January 2021 (the “Executive Severance Plan”), including without limitation:
•
the enhanced severance benefits for a qualified termination outside a Change of Control Period as set forth in Section 3 of the Executive Severance Plan, and
•
the further enhanced severance benefits for a qualified termination within a Change of Control Period as set forth in Section 4 of the Executive Severance Plan; in each case, as applicable, and subject to the terms and conditions set forth in such plan.

Irish Law and Notice Period Considerations:

Note the above severance and any other severance or other benefits you may be deemed eligible to under this Amendment shall all be inclusive of any amounts due to you under Irish law and/or any notice period entitlements, such that you shall not be entitled to both severance and notice benefits. The remuneration/benefits payable to you during any notice or similar period, law or provision, will therefore be deducted from any severance and benefits you will otherwise be entitled to.

The proposed changes in this amendment (this “Amendment”) shall be effective as of 19th July 2023 (the “Effective Date”). Your new salary and bonus will be effective from this date.

Finally, note that all defined terms used but not defined herein shall have the meanings ascribed to them in the Executive Severance Plan. In the event of a conflict between the terms of your original Employment Agreement and this Amendment and/or the Executive Severance Plan, the terms of this Amendment and/or Executive Severance Plan shall control.

All other terms and conditions of your employment remain unchanged. This Amendment and your benefits provided herein cannot be modified or changed without the prior written consent of both you and the Company.

If you are in agreement with the above, please return a signed copy of this letter at your earliest convenience.

/s/ Tom Reilly

[Tom Reilly] [Director]

I, David Keenan, accept this amendment to my Employment Agreement as detailed above

/s/ David Keenan 7/20/23

Signature Date